AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 4, 1998
                                                       REGISTRATION NO. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   __________

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   __________


                   COMMERCIAL NATIONAL FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)

          MICHIGAN                                               38-2799780
(State or other jurisdiction of                               (I.R.S. Employer
  incorporation or organization)                             Identification No.)

  101 NORTH PINE RIVER STREET
         ITHACA, MICHIGAN                                            48847
(Address of Principal executive offices)                           (Zip Code)

                                COMMERCIAL BANK
                   EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN
                            (Full title of the plan)

                          JEFFREY S. BARKER, PRESIDENT
                          101 NORTH PINE RIVER STREET
                               ITHACA, MI  48847
                    (Name and address of agent for service)

                                  517/875-4144
         (Telephone number, including area code, of agent for service)

=======================================================================================
                        CALCULATION OF REGISTRATION FEE
=======================================================================================
                                         Proposed         Proposed
                       Amount            Maximum          Maximum          Amount of
Title of Securities    to be             Offering Price   Aggregate        Registration
to be Registered       Registered        Per Share        Offering Price   Fee
---------------------------------------------------------------------------------------
Common Shares          50,000 Sh (1)(2)  $ 36.50(3)       $1,825,000(3)    $507(3)
---------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)  Subject to adjustment for stock splits and similar events.

(3) The registration fee has been calculated pursuant to Rule 457(h) and (c), based on the average price of the shares on December 3, 1998.

                                     PART I


         Information Required In the Section 10(a) Prospectus

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         *The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the SEC, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

         Information Required In the Registration Statement

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Commercial National Financial Corporation (the "Company") and the Commercial Bank Employee Savings and Stock Ownership Plan (the "Plan") with the SEC are incorporated in and made a part of this Registration Statement by reference, except to the extent that any statement of information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

         (a) The Company's and the Plan's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in the case of the Company, the latest prospectus filed pursuant to Rule 424(b) under the Securities Act, which contains audited financial statements for the Company's latest fiscal year for which such statements have been filed or the Company's effective registration statement on Form 10 or 20F filed under the Exchange Act containing audited financial statements for the Company's last fiscal year.

         (b) All other reports, by the Company or the Plan filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration document referred to in (a) above.

         (c)      If the class of securities to be offered is registered under
                  Section 12 of the Exchange Act, the description of that class of securities which is contained in a




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

                  registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating that description.


         All reports and other documents subsequently filed by the Company or the Plan pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The bylaws of the Registrant provide that the Registrant shall indemnify to the full extent permitted by law, any person who is made, or threatened to be made, a party to any action, suit or proceeding, including those brought by or in the right of the Registrant, (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director of the Registrant or serves or served any other enterprise at the request of the Registrant.

         The Registrant's articles of incorporation also provide that a director of the Registrant shall not be personally liable to the Registrant or its shareholders for money damages for any action taken or failure to take any action as a director. However, it does not eliminate or limit the liability of a director for any of the following: (1) the amount of a financial benefit received by a director to which he or she is not entitled, (2) intentional infliction of harm on the corporation or the shareholders, (3) a violation of
Section 551 of the Michigan Business Corporation Act, or (4) an intentional criminal act.

Item 7.  Exemption  from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The Exhibits to this Registration Statement are listed in the Exhibit Index of this Registration Statement, which Index is incorporated herein by reference.


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


         The Registrant will submit the Plan, attached as Exhibit 4, to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.           Undertakings.

         A.       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act, as amended, that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, as amended, (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



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

         C. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         D. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ithaca, State of Michigan, on December 3, 1998.

                                       COMMERCIAL NATIONAL FINANCIAL CORPORATION




                                     By:  /s/ Jeffrey S. Barker
                                        -----------------------------
                                     Jeffrey S. Barker, President and
                                     Principal Executive Officer




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




         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                             Date
---------                     -----                             ----


/s/ Jeffrey S. Barker
---------------------------   President                         December 3, 1998
Jeffrey S. Barker             (Principal Executive
                              Officer) and Director

/s/ Patrick G. Duffy
---------------------------   Vice President & Chief            December 3, 1998
Patrick G. Duffy              Financial Officer (Principal
                              Financial and Accounting Officer)

/s/ Richard F. Abbott
---------------------------   Director                          December 3, 1998
Richard F. Abbott

/s/ Jefferson P. Arnold
---------------------------   Director                          December 3, 1998
Jefferson P. Arnold

/s/ Don J. Dewey
---------------------------   Director                          December 3, 1998
Don J. Dewey

/s/  David A. Ferguson
---------------------------   Director                          December 3, 1998
David A. Ferguson

/s/ Kenneth R. Luneack
---------------------------   Director                          December 3, 1998
Kenneth R. Luneack

/s/ Kim C. Newson
---------------------------   Director                          December 3, 1998
Kim C. Newson

/s/ Howard D. Poindexter
---------------------------   Director                          December 3, 1998
Howard D. Poindexter

/s/ Russell M. Simmet
---------------------------   Director                          December 3, 1998
Russell M. Simmet

/s/ Scott E. Sheldon
---------------------------   Director                          December 3, 1998
Scott E. Sheldon




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





         The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended the plan administrator of the employee benefit plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ithaca, State of Michigan, on December 3, 1998.

                                                     HUMAN RESOURCES COMMITTEE
                                                     PLAN ADMINISTRATOR


                                                     By:/s/ David A. Ferguson
                                                        ------------------------
                                                     David A. Ferguson
                                                     for the Committee









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




                                  EXHIBIT INDEX
                                  -------------



                                                                  Sequentially
 Exhibit                                                           Numbered
 Number                                                             Page
 ------                                                           ------------


   4             The Commercial Bank Employee                       8 - 115
                 Savings and Stock Ownership Plan

   5             Opinion of Foster, Swift, Collins &                116 - 118
                  Smith, P.C. regarding the legality of
                  securities being registered

  23.1           Consent of Crowe, Chizek and Company LLP           119 - 120

  23.2           Consent of Foster, Swift, Collins &
                  Smith, P.C. (included in Exhibit 5)














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